EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere Energy Partners Declares Quarterly
Distributions

Houston, Texas - April 20, 2011 - Cheniere Energy Partners, L.P. (NYSE Amex: CQP) today declared (i) a cash distribution per common unit of $0.425 ($1.70 annualized) to unitholders of record as of May 2, 2011, and (ii) the related distribution to its general partner. All of these distributions are payable on May 13, 2011.

Cheniere Energy Partners, L.P. is a Delaware limited partnership that owns 100 percent of the Sabine Pass LNG receiving terminal located in western Cameron Parish, Louisiana on the Sabine Pass Channel. The terminal has sendout capacity of 4.0 Bcf/d and storage capacity of 16.9 Bcfe. Additional information about Cheniere Energy Partners, L.P. may be found on its website: www.cheniereenergypartners.com.

This press release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of Cheniere Energy Partners, L.P.'s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Cheniere Energy Partners, L.P.'s distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere Energy Partners' business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere Energy Partners' LNG receiving terminal and liquefaction business. Although Cheniere Energy Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Energy Partners' actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Energy Partners' periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Energy Partners does not assume a duty to update these forward-looking statements.

Investors: Christina Cavarretta, 713-375-5104
Media : Diane Haggard, 713-375-5259